EXHIBIT 5.1
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[LOGO]   AMERICAN BIOGENETIC SCIENCES, INC.
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New York Office:  1375 Akron Street, Copiague, New York 11726oTel:(516)789-2600  Fax:  (516)789-1661

                                         December 17, 1999

American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York 11726

Gentlemen:

          I have acted as counsel to American Biogenetic Sciences, Inc. (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,000,000 additional shares of Class A Common Stock, par value $.001 per share, of the Company (the "Shares") subject to the Company's 1996 Stock Option Plan, as amended (the "Plan").

          In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

          Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Leonard W. Suroff, Esq.
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                                                     Leonard W. Suroff, Esq.